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Exhibit 10.41

BUSINESS CONSULTING AGREEMENT

        This Business Consulting Agreement (the "Agreement") between Huntsman International LLC and Jon M. Huntsman is made as of June 3, 2003.

RECITALS

        A.    Huntsman International LLC wishes to engage Jon M. Huntsman to provide business consulting services to Huntsman International LLC; and

        B.    Jon M. Huntsman wishes to use his business expertise, background, and knowledge to provide business consulting services to Huntsman International LLC.

AGREEMENT

        In consideration of this Agreement and of the covenants and conditions contained in this Agreement, Huntsman International LLC an Jon M. Huntsman agree as follows:

        1.    Engagement of Contractor.    Subject to the terms and conditions of this Agreement, Huntsman International LLC engages Jon M. Huntsman, and Jon M. Huntsman agrees to make himself available during the term of this Agreement, upon reasonable notice from Huntsman International LLC, to perform business consulting services as may be specifically requested by Huntsman International LLC.

        2.    Term of Agreement.    The initial term of this Agreement is from June 3, 2003, through April 30, 2004. Following the initial term, the Agreement will automatically renew on May 1 of each year for one year period ending on April 30 of the following year, unless the Agreement has been terminated by either of the parties.

        3.    Termination.    This Agreement may be terminated by either party at any time for any reason that is not prohibited by law.

        4.    Consulting Fee.    Huntsman International LLC will pay Jon M. Huntsman an annual consulting fee in the amount of $950,000, payable initially upon execution of this Agreement, and thereafter on May 15 of each year.

        5.    Relationship of the Parties.    Except as provided in this Agreement, Huntsman International LLC shall exercise no control over the activities or operations of Jon M. Huntsman and Jon M. Huntsman shall at all times be deemed to be an independent contractor, and shall not be deemed to be an agent, employee, officer, or director of Huntsman International LLC. Jon M. Huntsman will have sole and complete control and responsibility for when, where, and how the services requested of him by Huntsman International LLC are to be provided so long as the services are provided within the reasonable time constraints set by Huntsman International LLC.

        6.    Fairness.    The parties jointly represent that this Agreement is made on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at this time on an arm's-length basis from a person who is not an affiliate of Huntsman International LLC.

        7.    Integration.    This Agreement supersedes all prior agreements and understandings of the parties on the subject matter of this Agreement. There are no representations, warranties, or agreement, whether express or implied or oral or written, with respect to the subject matter of this Agreement, except as set forth in this Agreement.

        8.    Modification, Amendment.    This Agreement may not be modified by any oral agreement, either express or implied. All amendments or modifications of this Agreement must be in writing and be signed by both of the parties.

        9.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

        10.    No Assignment.    No assignment of this Agreement or of any of the rights or obligations of this Agreement shall be valid without the prior written consent of the other party, except that Huntsman International LLC may assign this Agreement or its rights and obligations under this Agreement, in whole or in part, to any subsidiary, affiliate, or successor.

HUNTSMAN INTERNATIONAL LLC
By:	/s/ J. KIMO ESPLIN
Its:	Executive Vice President and Chief Financial Officer
JON M. HUNTSMAN
/s/ JON M. HUNTSMAN

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  Exhibit 10.41